UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2023

Harpoon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38800	47-3458693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd, Suite 300 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 443-7400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HARP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Non-Voting Redeemable Preferred Stock and Warrants

On March 22, 2023, Harpoon Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to sell and issue shares of the Company’s 8.000% Series A redeemable preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in a private placement transaction (the “Private Placement”).

At the closing of the Private Placement on March 23, 2023 (the “Closing”), the Company sold and issued to the Purchasers (i) 25,000 shares of Series A Preferred Stock and (ii) Warrants to purchase up to an aggregate of 7,485,762 shares of the Company’s Common Stock (the “Warrant Shares”). The shares of Series A Preferred Stock and accompanying Warrants were sold at a purchase price of $1,000 per share of Series A Preferred Stock. The total gross proceeds to the Company from the sale of the Series A Preferred Stock and Warrants in the Private Placement were $25.0 million, which does not include any proceeds that may be received upon exercise of the Warrants.

Existing investors and entities affiliated with certain directors of the Company are Purchasers under the Purchase Agreement and purchased shares of Series A Preferred Stock and Warrants at the Closing. New Leaf Biopharma Opportunities II, L.P., a fund affiliated with Ron Hunt, purchased Series A Preferred Stock and Warrants for an aggregate purchase price of $10.0 million, and Arix Bioscience Holdings Limited, a fund affiliated with Mark Chin, purchased Series A Preferred Stock and Warrants for an aggregate purchase price of $3.5 million.

The shares of Series A Preferred Stock are redeemable and not convertible into Common Stock and have the other terms described in Item 5.03 below, which is incorporated herein by reference.

The Warrants are exercisable immediately, will remain exercisable for a period of eight years following the date of issuance and have an exercise price of $0.978885 per share, a 35% premium to the closing price of Common Stock at the time of the signing of the definitive agreements with respect to the Private Placement, subject to proportional adjustments in the event of stock splits, stock dividends, combinations or similar events. The Warrants are exercisable on a net exercise “cashless” basis.

Under the terms of the Warrants, the Company may not effect the exercise of any such Warrant, and a holder will not be entitled to request the exercise of any portion of any Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates and other specified parties) would exceed 4.99%, 9.99% or 19.9%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”). A holder may reset the Beneficial Ownership Limitation as to itself to a higher percentage (not to exceed 19.99%), effective 61 days after written notice to the Company.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. Any such representations, warranties and covenants were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates.

Registration Rights Agreement

In connection with the Private Placement, on March 22, 2023, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale of the Warrant Shares (the “Registrable Securities”). Under the terms of the Registration Rights Agreement, the Company has agreed to prepare and file, within 60 days after the Closing, a registration statement with the SEC to register for resale the Registrable Securities, and to use its reasonable best efforts to cause the registration statement to become effective within 90 days after the Closing. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event the Company does not satisfy certain of its obligations under the Registration Rights Agreement, or if following effectiveness, sales cannot be made pursuant to the registration statement for a specified period of time, subject to certain exceptions, the Company has agreed to make pro rata payments to each holder as liquidated damages in an amount equal to 2.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder per one-month period (subject to proration), subject to a maximum of 12.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), and for any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any state securities laws in connection with performing its obligations under the Registration Rights Agreement. Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.

The representations, warranties and covenants contained in the Purchase Agreement, the Registration Rights Agreement and the Warrants were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement and the form of Warrant, copies of which are filed as Exhibits 10.1, 10.2 and 4.2 hereto, respectively, and incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On March 27, 2023, the Company issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 2.02 and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 5.03 is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the securities sold and issued under the Purchase Agreement as set forth under Item 1.01 of this Current Report is incorporated by reference under this Item 3.02.

The Series A Preferred Stock and the Warrants described above under Item 1.01 have not been registered under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, and Rule 506 of Regulation D promulgated thereunder. Each of the Purchasers represented that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 and Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

8.000% Series A Redeemable Preferred Stock Certificate of Designation

On March 23, 2023, in connection with the Closing, the Company filed a Certificate of Designation of Preferences,

Rights and Limitations (the “Certificate of Designation”) with the Secretary of State of the State of Delaware designating 25,000 shares out of the authorized but unissued shares of its preferred stock as Series A Preferred Stock. The following is a summary of the principal terms of the Series A Preferred Stock:

Dividends

Holders of Series A Preferred Stock shall be entitled to receive dividends that accrue on a day-to-day basis until paid at a rate of 8.000% per year on the stated value of $1,000 per share of Series A Preferred Stock. Such dividends shall be payable only when declared by the Board of Directors of the Company. No other dividends or distributions shall be paid on shares of Series A Preferred Stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or the occurrence of any event that is a Deemed Liquidation Event (as defined in the Certificate of Designation), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid prior and in preference to the receipt of any funds by any holders of any other class or series of capital stock of the Company, an amount per share of Series A Preferred Stock equal to the greater of: (i) the Redemption Price Per Share (as defined in the Certificate of Designation and described in more detail under “Redemption” below) and (ii) the amount per share such holder would have been entitled to receive had such holder exchanged the share of Series A Preferred Stock for a number of shares of Common Stock equal to (x) $1,000 plus all accrued but unpaid dividends, divided by (y) $0.7251.

Voting

The Series A Preferred Stock is non-voting stock and does not entitle the holder thereof to vote on any matter submitted to the stockholders of the Company for their action or consideration, except as otherwise provided by the General Corporation Law of the State of Delaware or the Certificate of Designation.

As long as at least 2,500 shares of Series A Preferred Stock are outstanding, the Company may not, without the approval of the requisite holders of the Series A Preferred Stock, take, among others, the following actions: (i) create, authorize or issue any new securities or reclassify, alter or amend any existing security that have any right to payments that are senior to, or pari passu with, the Series A Preferred Stock; (ii) any action that is reasonably likely or intended to impede the ability of the Company to complete a mandatory redemption of the Series A Preferred Stock; (iii) amend, alter or repeal the terms of the Certificate of Designation or the Company’s Certificate of Incorporation or Bylaws that would adversely affect the Series A Preferred Stock; (iv) cause the Company to suspend its reporting obligations voluntarily under the Exchange Act, or to cause there to occur a delisting event; (v) sell, transfer, exclusively license or assign any material assets; (vi) enter into any agreement providing for, or consummate, any Liquidation Event (as defined in the Certificate of Designation), unless the holders are paid for each share of Series A Preferred Stock the amounts described under the subsection titled “Liquidation” above; (vii) subject to certain exceptions, redeem, repurchase or otherwise acquire any shares of its capital stock; or (viii) incur certain indebtedness.

As long as at least one share of Series A Preferred Stock is outstanding, the Company may not, without the approval of all holders of the then outstanding Series A Preferred Stock: (i) amend certain provisions of the Certificate of Designation, including the mandatory redemption provisions and specified definitions, or (ii) issue any new securities that are senior to or pari passu with the Series A Preferred Stock in a transaction in which any holder of Series A Preferred Stock participates, unless all holders can participate on a pro rata basis.

Conversion

The Series A Preferred Stock cannot be converted to Common Stock.

Redemption

The Company may, at its option, redeem shares of Series A Preferred Stock from time to time at the Redemption Price Per Share, which is equal to the sum of (i) the product of (a) the Stated Value of $1,000 and (b) a Return Factor equal to 3.5 until the 18-month anniversary of the Closing and 4.5 thereafter and (ii) any accrued and unpaid dividends.

In addition, the Series A Preferred Stock is mandatorily redeemable by the Company out of funds legally available therefor, at the Redemption Price Per Share, upon (i) receipt by the Company of certain amounts in connection with any HPN217 Licensing Transaction (as defined in the Certificate of Designation) (an “HPN217 Licensing Transaction Redemption”), (ii) receipt by the Company of certain net proceeds in connection with certain strategic and licensing transactions designated as “Qualified Transactions” (a “Qualified Transaction Redemption”) and (iii) on the third anniversary of the Closing, unless extended by consent of the requisite holders (“Anniversary-Based Redemption”).

HPN217 Licensing Transaction Redemption

In connection with any licensing transaction with respect to HPN217, the Company shall redeem, out of funds legally available therefor, the maximum number of then-outstanding shares of Series A Preferred Stock that may be redeemed using up to 50% of the cash proceeds and fair market value of certain non-cash proceeds received by the Company.

Qualified Transaction Redemption

In connection with a Qualified Transaction that generates Net Proceeds (as defined in the Certificate of Designation), the Company shall redeem, out of funds legally available therefor, the maximum number of then-outstanding shares of Series A Preferred Stock that may be redeemed using a portion of the Adjusted Net Proceeds (as defined in the Certificate of Designation and described in greater detail below) of the Qualified Transaction.

The calculation of Adjusted Net Proceeds is comprised of two components: (i) proceeds derived from “Large Transactions,” which are Qualified Transactions that generate aggregate net proceeds in excess of $15.0 million, and (ii) proceeds from all Qualified Transactions that exceed a $30.0 million basket during the calendar year in which the applicable measurement time occurs. The amount of Net Proceeds generated from Qualified Transactions that the Company will be required to use to redeem Series A Preferred Stock will generally consist of (i) in connection with a Large Transaction, the amount by which aggregate Net Proceeds received through the applicable measurement time exceeds $15.0 million, subject to adjustment to give effect to funds previously used to redeem Series A Preferred Stock, and (ii) the amount by which the aggregate amount of Net Proceeds from Qualified Transactions from the beginning of the calendar year, less amounts previously used to redeem Series A Preferred Stock and other related adjustments, exceeds $30.0 million. The Company is obligated to use the Designated Percentage (as defined in the Certificate of Designation and described in more detail below) of Adjusted Net Proceeds to effect a Qualified Transaction Redemption. The Designated Percentage is initially 50% and is subject to upward adjustment in the event the Company has not satisfied its redemption obligations under the Certificate of Designation or if the Anniversary-Based Redemption is extended pursuant to the terms of the Certificate of Designation.

Anniversary-Based Redemption

The Company is obligated to redeem out of funds legally available therefor all outstanding shares of Series A Preferred Stock at the Redemption Price Per Share on the third anniversary of the Closing, as that date may be extended up to an additional two years by consent of the requisite holders or for any period of time by consent of all holders. If funds are not legally available therefor, the Company must redeem Series A Preferred Stock as and when funds become legally available.

The foregoing is only a summary of the terms of the Certificate of Designation, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of 8.000% Series A Redeemable Preferred Stock.

4.1	Reference is made to Exhibit 3.1.

4.2	Form of Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement, dated March 22, 2023, by and among the Company and the Purchasers.

10.2	Registration Rights Agreement, dated March 22, 2023, by and among the Company and the Purchasers.

99.1	Press Release dated March 27, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harpoon Therapeutics, Inc.

Date: March 27, 2023	By:	/s/ Julie Eastland
Julie Eastland
President and Chief Executive Officer